                                                                     EXHIBIT 1.1

                              BRE PROPERTIES, INC.

                              2,000,000 Shares of
             8 1/2% Series A Cumulative Redeemable Preferred Stock

                           (Par Value $.01 Per Share)

                     (Liquidation Preference $25 Per Share)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                            January 26, 1999

Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated
Salomon Smith Barney Inc.
c/o  Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York  10036

Dear Sirs and Mesdames:

        1. Introductory. BRE Properties, Inc., a corporation organized under the
           ------------
laws of the State of Maryland (the "Company"), proposes to issue and sell, pursuant to the terms of this Agreement, to the several Underwriters named in Schedule A hereto (the "Underwriters" which term also shall include any underwriter substituted as hereinafter provided in Section 10), an aggregate of 2,000,000 shares of 8 1/2% Series A Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), of the Company (the "Firm Securities"). The Company also proposes to issue and sell to the several Underwriters on a pro rata basis, at the option of the Underwriters, an aggregate of not more than 300,000 additional shares of Series A Preferred Stock (the "Optional Securities") as provided in Section 3 of this Agreement. The Firm Securities and the Optional Securities are collectively referred to herein as the "Securities." Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Smith Barney Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

        The terms of the Series A Preferred Stock will be set forth in articles supplementary ("Articles Supplementary") to be filed by the Company with the Maryland State Department of Assessments and Taxation ("SDAT").

        2. (a) Representations and Warranties of the Company. The Company
               ---------------------------------------------
represents and warrants to each Underwriter, as of the date hereof and as of the First Closing

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Date (as defined in Section 3), and as of the Option Closing Date (as defined in
Section 3), if any, and agrees with each Underwriter, as follows:

                (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3
     (No. 333-47469) for the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the Securities and certain other securities and has filed such amendments thereto, if any, as may have been required to the date hereof. Such registration statement (including all exhibits thereto, and all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "Rules and Regulations")), as amended (if applicable) at the time such registration became effective, and as from time to time amended or supplemented pursuant to the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or otherwise, is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission pursuant to Rule 424(b) ("Rule 424(b)") of the Rules and Regulations the Prospectus Supplement (as defined in Section 4(j) hereof) and, if required pursuant to Rule 424(b), the related prospectus dated April 16, 1998 (the "Base Prospectus"), and has previously advised you of all information (financial and other) set forth therein. The Base Prospectus and the Prospectus Supplement, each in the form first provided to the Underwriters by the Company for use in connection with the offering of the Securities, including all documents incorporated or deemed to be incorporated by reference therein, are hereinafter referred to, collectively, as the "Prospectus", except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Securities which differs from the Prospectus first provided to the Underwriters for such purpose (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is "contained", "included", "stated", "described in" or "referred to" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus supplement, any preliminary prospectus, the Prospectus Supplement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

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                (ii) The Registration Statement has become effective under the
     1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                At the respective times the Registration Statement and any post-effective amendments thereto became or become effective, as the case may be, and at the First Closing Date (and, if any Optional Securities are purchased, at the Option Closing Date), the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the Rules and Regulations and with the Trust Indenture Act of 1939, as amended (the "1939 Act"), and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus does not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations, warranties and agreements shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.

                Any preliminary prospectus supplement, any preliminary prospectus and the Prospectus and any amendment or supplement thereto delivered to the Underwriters for use in connection with the offering of the Securities was and will be identical to the respective electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, complied in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference, when they are filed with the Commission, will comply in all material respects to the requirements of the 1934 Act and the published rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (iv) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise,

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     or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Since the respective dates as of which information is given in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein or contemplated thereby, (A) there has been no change in the consolidated capital stock or the consolidated long-term debt of the Company, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material to the Company and its subsidiaries considered as one enterprise, other than those entered into in the ordinary course of business, and (C) except for regular quarterly dividends, there has been no dividend or distribution of any kind declared, paid or made by the Company on its shares of capital stock.

                (v) The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related notes and supporting schedules (if any), present fairly the consolidated financial position of the Company and its subsidiaries at the dates indicated and the consolidated results of operations, cash flows and shareholders' equity of the Company and its subsidiaries for the respective periods therein indicated, and such financial statements and related notes and supporting schedules have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as may be set forth therein or in the Prospectus. The selected financial data and, if applicable, the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Company's audited financial statements included in the Registration Statement. The Company's ratios of earnings to fixed charges and ratios of earnings to combined fixed charges and preferred stock dividends (actual and, if any, pro forma) included in the Prospectus and included as an exhibit to the Registration Statement and, if applicable, to certain of the documents incorporated or deemed to be incorporated by reference therein have been calculated in compliance with Item 503(d) of Regulation S-K of the Commission.

                (vi) The accountants who have certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                (vii)  [Intentionally omitted]

                (viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland; the Company has power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Colorado, the State of Nevada, the State of New Mexico, the State of Oregon, the State of Washington and the State of Utah; and the Company is duly qualified as a foreign corporation to transact business and is in good

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     standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (ix) Attached hereto as Schedule C is a true and complete list of all subsidiaries of the Company and all other corporations, partnerships, joint ventures, limited liability companies and other entities in which the Company directly or indirectly owns capital stock or any other equity or ownership interest. Schedule C accurately sets forth the jurisdiction of organization of, and the Company's approximate percentage ownership interest in, each such subsidiary and other entity. The Company does not have any subsidiaries other than those listed on Schedule C and, except as set forth in Schedule C, the Company does not directly or indirectly own any capital stock or other equity or other ownership interests in any corporation, partnership, joint venture, limited liability company or other entity. Schedule C also correctly indicates whether each such subsidiary and other entity listed thereon is a corporation, partnership, limited liability company or other type of entity.

                (x) Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its property and conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (A) all of the issued and outstanding shares of capital stock of each such subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, except as set forth on Schedule C, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, (B) all of the issued and outstanding limited liability company interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such subsidiary), are fully paid and non-assessable and, except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding limited and general partnership interests of each such subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                (xi) The Company and its subsidiaries own or possess or have obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease or own, as the case may be, and to operate their

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     respective properties and to carry on their respective businesses as contemplated in the Prospectus.

                (xii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                (xiii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to employee benefit, employee and director stock option and dividend reinvestment plans or upon exchange of exchangeable securities referred to in the Prospectus or other subsequent issuances of Common Stock referred to in the Prospectus, and except for the issuance of the Securities pursuant to this Agreement). The shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and none of the outstanding shares of Common Stock was issued in violation of any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement or instrument to which the Company or any of its subsidiary is a party or otherwise. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Common Stock, the Company's authorized preferred stock, par value $.01 per share (the "Preferred Stock"), the Company's charter and bylaws, the Securities, the Articles Supplementary, and the Rights Agreement dated as of August 14, 1989, as supplemented (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. conform in all material respects to all of the respective statements relating thereto contained in the Prospectus; the form of certificate used to evidence the Securities is in due and proper form and complies with all applicable statutory requirements; and the issuance and sale of the Securities is not subject to any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company, under any agreement or instrument to which the Company or any of its subsidiaries is a party or otherwise; and the Articles Supplementary will have been duly filed with SDAT prior to the First Closing Date.

                (xiv) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws, certificate of limited partnership, limited partnership agreement, certificate of formation of a limited liability company, limited liability company agreement or other similar organizational certificates, instruments, agreements or documents (collectively, "Organizational Documents"), as the case may be; neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of its property or assets may be bound, except for such defaults which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and the execution, delivery and performance of this Agreement and the Articles Supplementary,

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     the consummation of the transactions contemplated herein and therein
     (including, without limitation, the issuance and sale of the Securities), and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any Subject Agreement (as defined below) or any other material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, administrative regulation or administrative or court decree; and no filing with, or consent, approval, authorization or order of any court or governmental authority or agency is required in connection with the execution, delivery or performance of this Agreement or the Articles Supplementary by the Company (including the issuance and sale of the Securities to the Underwriters) or for the consummation by the Company of the other transactions contemplated by this Agreement, except such as may be required under state securities or Blue Sky laws of any jurisdiction or real estate syndication laws in connection with the purchase and distribution of the Securities by the Underwriters and except for the filing of the Articles Supplementary with SDAT. "Subject Agreements" means
     (i) the Loan Agreement dated as of January 31, 1994 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Amendment to Loan Agreement dated as of July 7, 1995, the Second Amendment to Loan Agreement dated as of April 30, 1996, the Third Amendment to Loan Agreement dated as of November 20, 1996, the Fourth Amendment to Loan Agreement dated as of February 25, 1997 and the Fifth Amendment to Loan Agreement dated as of June 30, 1997, (ii) the Loan Agreement dated as of July 7, 1995 between The Prudential Insurance Company of America and the Company (as successor by merger to Real Estate Investment Trust of California), as amended by the First Agreement to Loan Agreement dated as of April 30, 1996, the Second Agreement to Loan Agreement dated as of November 20, 1996, the Third Amendment to Loan Agreement dated as of February 25, 1997 and the Fourth Amendment to Loan Agreement dated as of June 30, 1997, (iii) the Amended and Restated Unsecured Line of Credit Loan Agreement dated as of October 21, 1998 (the "Credit Agreement") between Bank of America National Trust and Savings Association ("Bank of America"), as agent, the financial institutions party thereto and the Company, together with all guarantees entered into by any subsidiaries of the Company in connection therewith, (iv) the Contribution Agreement dated as of September 29, 1997, as amended (the "Contribution Agreement"), between the TCR signatories named on Schedule A thereto, the Company and BRE Property Investors LLC, a Delaware limited liability company (the "Operating Company"), together with the guarantee entered into by the Company pursuant to the Contribution Agreement, as amended by Amendment No. 1 to the Contribution Agreement dated November 18, 1997 and (v) the Amended and Restated Limited Liability Company Agreement of the Operating Company (the "LLC Agreement"); and "Prudential Agreements" means the Loan Agreements, as amended, referred to in clauses

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     (i) and (ii) of this sentence. All amendments, supplements and restatements of the Subject Agreements are listed in clauses (i) through (v) of the preceding sentence. Except as otherwise described in the Prospectus, no subsidiary of the Company is a guarantor of, or is a party to or bound by any instrument or agreement pursuant to which it has guaranteed or may be required to guarantee or cause another subsidiary of the Company to guarantee, any borrowings or other indebtedness of the Company. Except as otherwise described in the Prospectus, the Company is not a party to or bound by any instrument or agreement pursuant to which it is or may be required to cause any of its subsidiaries to guarantee any borrowings or other indebtedness of the Company.

                (xv) The Company was and is organized to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"); the Company at all times since its organization has elected to be taxed as a "real estate investment trust"; the Company has qualified as a "real estate investment trust" under the Code for its taxable year ended July 31, 1995, its short taxable year ended December 31, 1995, its taxable year ended December 31, 1996, its taxable year ended December 31, 1997 and its taxable year ended December 31, 1998, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Company's present and contemplated operations, assets and income will enable the Company to meet the requirements for qualification as a "real estate investment trust" under the Code. United States Federal income tax returns of the Company have been closed through the fiscal year of the Company ended July 31, 1994; and the Company has filed United States Federal Income Tax Returns for each of its fiscal years through and including the fiscal year ended December 31, 1997 but has not yet filed a United States Federal Income Tax Return for the fiscal year ended December 31, 1998. As used in this paragraph (xv), the term "Company" includes BankAmerica Realty Investors, a California business trust, and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

                (xvi) Each entity listed on Schedule C, other than BRE/Alliance Services Inc., a Maryland corporation ("BRE/Alliance"), either qualifies as a partnership for federal, state and local income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal, state and local income tax purposes and the securities the Company owns of BRE/Alliance will not cause the Company to be treated as owning securities of BRE/Alliance in excess of the permissible limits under Section 856(c)(4)(B) of the Code.

                (xvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets of the Company or any of its

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     subsidiaries; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or any document incorporated or deemed to be incorporated therein by the 1933 Act, the Rules and Regulations, the 1934 Act or the rules and regulations of the Commission thereunder which have not been so filed.

                (xviii) The Company is eligible to use a Form S-3 registration statement under the 1933 Act. The Company is also eligible to use Form S-3 pursuant to the standards for that Form in effect immediately prior to October 21, 1992.

                (xix) Neither the Company nor any of its subsidiaries nor any of their respective officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the 1934 Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Securities or facilitation of the sale or resale of the Securities.

                (xx) Neither the Company nor any of its subsidiaries is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business now operated by it.

                (xxi) The Company has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company.

                (xxii) The outstanding shares of Common Stock are listed on the New York Stock Exchange (the "NYSE") and the Securities have been approved for listing, subject to official notice of issuance, on the NYSE.

                (xxiii) Except as otherwise disclosed in the Prospectus: (A) the Company and its subsidiaries have good and marketable title in fee simple to all real property and improvements described in the Prospectus as being owned by the Company (none of which is leased by the Company or any of its subsidiaries, as lessee); (B) all liens, charges, encumbrances, claims or restrictions on or affecting the real property and improvements of the Company or any of its subsidiaries which are required to be disclosed in the Prospectus are disclosed therein; (C) neither the Company nor any of its subsidiaries nor any lessee of any portion of the real property or improvements of the Company or any of its subsidiaries is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases (as lessor) its real property or improvements and the Company knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; (D) no tenant under any of the leases pursuant to which the Company or any of its subsidiaries leases any of its real property or improvements has an option or right of first refusal to purchase the premises demised under such lease; (E) all of the real property and improvements of the Company

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     and its subsidiaries comply with all applicable codes and zoning laws and regulations, except for such failures to comply which would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (F) the Company has no knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that would in any manner affect the size of, use of, improvements on, construction on, or access to any of the real property of the Company or any of its subsidiaries, except such proceedings or actions that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (xxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorizations; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Neither the Company nor any of its subsidiaries nor any of their respective employees or agents has made any payment of funds of the Company or any of its subsidiaries or received or retained any funds in violation of any law, rule or regulation which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                (xxv) Except as otherwise set forth in the Registration Statement, (A) to the best knowledge and information of the Company, neither the Company nor any of its subsidiaries has at any time, and no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with Hazardous Materials (hereinafter defined) on, to or from real property owned, leased or otherwise utilized by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries has any ownership interest, including without limitation any subsurface soils and ground water (the "Premises"), except for such cases as (u) are not required to be disclosed in the Registration Statement and (v) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (B) to the best knowledge and information of the Company, no seepage, leak, escape, leach, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials from or to the Premises has occurred, except for such cases as (w) are not required to be disclosed in the Registration Statement and (x) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, (C) neither the Company nor any of its subsidiaries has received notice of any claim, or has knowledge of any occurrence or circumstance which with notice or passage of time or both would give rise to a claim, under or pursuant to any Environmental Statute (as hereinafter defined), except for such claims as (y) are not required to be disclosed in the Registration Statement and (z) would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (D) to the best of Company's knowledge and information, no part of the Premises is included or proposed for inclusion on the National Priorities List issued pursuant to CERCLA (hereinafter defined) by the United States Environmental Protection Agency (the "EPA") or on the inventory of other potential "problem" sites issued by the EPA and has not otherwise been identified by the EPA as a potential CERCLA site or included or proposed for inclusion on any list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined). As used herein "Hazardous Material" shall include without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.)
                                                                 -- ---
     ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act,
                           -- ---
     as amended (42 U.S.C. Sections 6901 et seq.) and in the regulations adopted
                                         -- ---
     and publications promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Federal, state or local governmental authority having or claiming jurisdiction over the Premises (a "Governmental Authority").

                (xxvi) The issuance, sale and public offering of the Securities have been approved by a majority of all of the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article VIII of the Company's charter).

                (xxvii) To the extent applicable, the Company has complied and will comply with the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                (xxviii) The terms and provisions of the Prudential Agreements do not require the Company to notify the Lender (as defined in the Prudential Agreements) of the terms and conditions of the Securities or the offering made hereby or to obtain a consent or waiver from the Lender with respect to the issuance of the Securities.

                (xxix) No portion of the proceeds from the issuance of the Securities will be applied to make any Managing Member Loan (within the meaning of the LLC Agreements).

                (xxx) Immediately prior to the issuance of the Securities on the Closing Date, securities with an aggregate initial public offering price of $58,685,000 will have been issued under the Registration Statement.

                (xxxi) The Company has previously issued and sold all of the securities registered under its Registration Statement on Form S-3 (Registration No. 333-24915).

                (xxxii) The Securities and the Articles Supplementary conform and will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement or a document filed by the Company pursuant to the 1934 Act and incorporated or deemed to be incorporated by reference in the Registration Statement.

                (xxxiii) The Securities rank and will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution and winding up of the Company, senior to the Common Stock.

     (b) Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     3. Purchase by, and Sale and Delivery to, the Underwriters; Closing Date.
        ---------------------------------------------------------------------
On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B hereto, the aggregate number of Securities set forth opposite the name of such Underwriter in Schedule A, subject to adjustment in accordance with Section 10 hereof.

     The Company will deliver the Securities to the Representatives, for the respective accounts of the several Underwriters (in the form of temporary or definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given not later than one full business day prior to the Closing Date or, if no such direction is received, in the name of the Cede & Co.), against payment of the purchase price therefor by wire transfer of immediately available funds, at the offices of Brown & Wood LLP, 555 California Street, San Francisco, California 94104. The time and date of delivery and closing shall be at 10:00 A.M., New York time, on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof; provided, however, that such date
                                               --------
and time may be accelerated or extended by agreement between the Company and the Representatives or postponed pursuant to the provisions of Section 10 hereof. The time and date of such payment and delivery are herein referred to as the "Closing Date". The Company shall make the certificates for the Securities available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York time, on the business day preceding the First Closing Date in New York, New York.

     In addition, on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants the Underwriters an option to purchase, severally and not jointly, up to an additional 300,000 shares of Series A Preferred Stock for the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus. The purchase price per share to be paid for the Optional Securities shall be the same price per share as for the Firm Securities, less an amount per share equal to any dividends or distributions declared by the Company and payable on any Firm Securities and not payable on such Optional Securities. The option granted hereby may be exercised as to all or any part of the Optional Securities at any time not more than 30 days subsequent to the date of this Agreement. No Optional Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the Representatives to the Company.

     The option granted hereby may be exercised by the Representatives on behalf of the Underwriters by giving written notice to the Company setting forth the number of Optional Securities to be purchased by them and the date and time for delivery of and payment for the Optional Securities. Such date and time for delivery of and payment for the Optional Securities (which may be the First Closing Date) is herein called the "Option Closing Date" (the First Closing Date and the Option Closing Date are herein called, collectively, the "Closing Dates" and, individually, a "Closing Date") and shall not be later than seven full business days after written notice is given. Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name in Schedule A hereto bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractional shares or odd lots). Upon exercise of the option by the Representatives, the Company agrees to sell to the Underwriters the number of Optional Securities set forth in the written notice of exercise and the Underwriters agree, subject to the terms and conditions herein set forth, to purchase such Optional Securities.

     The Company will deliver the Optional Securities to the Representatives for the respective accounts of the several Underwriters (in the form of temporary or definitive certificates, issued in such names and in such denominations as the Representatives may direct by notice in writing to the Company given not later than one full business day prior to the Option Closing Date or, if no such direction is received, in the name of the Cede & Co.), against payment of the purchase price therefor by wire transfer of immediately available funds, at the offices of Brown & Wood LLP, 555 California Street, San Francisco, California 94104. The Company shall make the certificates for the Optional Securities available to the Representatives for examination on behalf of the Underwriters not later than 10:00 A.M., New York time, on the business day preceding the Option Closing Date in New York, New York.

     After the execution and delivery of this Agreement, the several Underwriters propose to make a public offering of the Securities at the initial public offering price set forth in Schedule B hereto.

     4. Covenants and Agreements of the Company. The Company covenants and
        ---------------------------------------
agrees with the several Underwriters that:

     (a) The Company will advise the Representatives promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting thereof, if issued. The Company will advise the Representatives promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information, and will not at any time file any amendment to the Registration Statement or supplement to the Prospectus which shall not previously have been submitted to the Representatives a reasonable time prior to the proposed filing or use thereof or to which the Representatives shall reasonably object in writing or which is not in compliance with the 1933 Act and the Rules and Regulations or the 1934 Act and the rules and regulations of the Commission thereunder, as applicable. The Company will advise the Representatives promptly when the Prospectus has been filed pursuant to Rule 424(b) of the Rules and Regulations.

     (b) The Company will prepare and file with the Commission, promptly upon the request of the Representatives, any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may be necessary to enable the several Underwriters to continue the distribution of the Securities and, in the case of any such amendments to the Registration Statement, will use its best efforts to cause the same to become effective as promptly as possible. The Company will promptly file all reports and any definitive proxy or information statements required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities.

     (c) If at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act or the Rules and Regulations, the Company will promptly notify the Representatives thereof and will prepare an amended or supplemented Prospectus (in form and substance reasonably satisfactory to counsel to the Underwriters) or, with the consent of counsel to the Underwriters, make an appropriate filing pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission; and, in case any Underwriter is required to deliver a prospectus relating to the Securities nine months or more after the date of this Agreement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act.

     (d) The Company will deliver to the Representatives, at or before the First Closing Date, signed copies of the Registration Statement and all amendments thereto (including all financial statements and exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein) and will deliver to the Representatives such number of copies of the Registration Statement, including such financial statements and all documents incorporated or deemed to be incorporated by reference therein but without exhibits, and of all amendments thereto, as the Representatives may reasonably request. The Company will deliver or mail to or upon the order of the Representatives on the date of the initial public offering, and thereafter from time to time during the period when delivery of a prospectus relating to the Securities is required under the 1933 Act, as many copies of the Prospectus, in final form or as thereafter amended or supplemented, as the Representatives may reasonably request; provided, however, that the expense of the preparation and
                    --------  -------
delivery of any prospectus required for use nine months or more after the date of this Agreement shall be borne by the Underwriters required to deliver such prospectus. The copies of the Registration Statement and each amendment thereto and the copies of any preliminary prospectus and any preliminary prospectus supplement and the Prospectus and any amendments or supplements thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) which will be in reasonable detail (but which need not be audited) and which will comply with Section 11(a) of the 1933 Act, covering a period of at least twelve months beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (f) The Company will cooperate with the Representatives to enable the Securities to be qualified for sale under the securities laws and real estate syndication laws of such states and other jurisdictions as the Representatives may reasonably designate and at the request of the Representatives will make such applications and furnish such information as may reasonably be required of it as the issuer of the Securities for that purpose; provided, however, that the
                                                     --------  -------
Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdiction. The Company will, from time to time, prepare and file such statements and reports as are or may be required of it as the issuer of the Securities to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Securities.

     (g) The Company will furnish to its shareholders annual reports containing financial statements certified by independent public accountants and with quarterly summary financial information, in reasonable detail which may be unaudited. During the period of five years from the date hereof, the Company will deliver to the Representatives copies of each annual report of the Company and each other report furnished by the Company to its shareholders; and will deliver to the Representatives, as soon as they are available, copies of any other reports (financial or other) which the Company shall publish or otherwise make available to any of its security holders as such and, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange.

     (h) The Company will use its best efforts to effect the listing of the Securities on the NYSE.

     (i) The Company will use the net proceeds received by it from the sale of the Securities sold by it in the manner specified in the Prospectus Supplement under "Use of Proceeds".

     (j) Immediately following the execution of this Agreement, the Company will prepare a prospectus supplement, dated the date hereof (the "Prospectus Supplement"), containing the public offering price of the Securities, the underwriting discounts and commissions, the plan of distribution of the Securities and such other information as may be required by the 1933 Act or the Rules and Regulations or as the Representatives and the Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the Rules and Regulations copies of such Prospectus Supplement and, if required by Rule 424(b) or requested by the Representatives, the Base Prospectus.

     (k) During the period of 30 days from the date of this Agreement, the Company agrees that it will not, without the prior written consent of the Morgan Stanley & Co. Incorporated on behalf of the Underwriters, directly or indirectly, (i) offer, issue, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Series A Preferred Stock (other than the Securities to be sold to the Underwriters pursuant to this Agreement) or other shares of the Company's Preferred Stock, any shares of any other class or series of capital stock of the Company which is substantially similar to the Series A Preferred Stock or any depositary shares or depositary receipts representing or evidencing any of the foregoing, or any securities convertible into or exercisable or exchangeable for Series A Preferred Stock, any other Preferred Stock of the Company or any such substantially similar capital stock or depositary shares or depositary receipts, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement, transaction or arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of Series A Preferred Stock, any other Preferred Stock of the Company, any shares of any other class or series of capital stock of the Company which is substantially similar to the Series A Preferred Stock or any depositary shares or depositary receipts representing or evidencing any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Stock, other securities, in cash or otherwise.

     (l) The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

     (m) In accordance with the provisions of the Cuba Act, if applicable, and without limitation to the provisions of Section 6 hereof, the Company will indemnify each Underwriter against any and all losses, claims, damages, liabilities and expenses (including attorneys' fees) arising out of or based upon any violation by the Company of the Cuba Act.

     5. Payment of Expenses. The Company will pay (directly or by reimbursement)
        ------- -- --------
all expenses incident to the performance of its obligations under this Agreement, including but not limited to all expenses and taxes incident to delivery of the Securities to the Representatives, all expenses incident to the registration of the Securities under the 1933 Act and the printing of copies of the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement, the Prospectus, any amendments or supplements thereto, all expenses incident to the preparation, word processing, printing and delivery of all "Blue Sky" memoranda and this Agreement and furnishing the same to the Underwriters and dealers except as otherwise provided in Sections 4(c) and 4(d), the fees and disbursements of the Company's counsel and accountants, all filing and printing fees and expenses (including reasonable legal fees and disbursements of counsel for the Underwriter) incurred in connection with qualification or exemption of the Securities for sale under securities laws and real estate syndication laws of such jurisdictions as the Representatives may designate, all fees and expenses paid or incurred in connection with any filings made with the National Association of Securities Dealers, Inc., the fees and expenses incurred in connection with the listing of the Securities on the NYSE, the costs of preparing certificates evidencing the Securities, the costs and fees of any custodian, registrar or transfer agent, the fees charged by any nationally recognized statistical rating organizations for rating of the Securities and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

     6.  Indemnification and Contribution.
         --------------------------------

     (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, any preliminary prospectus supplement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however,
                                                           --------  -------
that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (excluding documents incorporated by reference therein) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (excluding documents incorporated by reference therein) would have cured the defect giving rise to such losses, claims, damages or liabilities.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, any preliminary prospectus supplement or the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) of this Section 6, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to paragraph (a) of Section 6, and by the Company in the case of parties indemnified pursuant to paragraph (b) of Section 6. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price (as defined in Schedule B hereto) of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata
                                                                        --- ----
allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 6, and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

7.  Conditions of Underwriters' Obligations.  The respective obligations of the
    ---------------------------------------
several Underwriters hereunder shall be subject to the accuracy, at and as of the date of this

Agreement and the First Closing Date, and if applicable, the Option Closing Date, of the representations and warranties made herein by the Company and of the statements of the Company's officers or directors in any certificates furnished pursuant to the provisions hereof, to compliance at and as of the First Closing Date and the Option Closing Date (if any), as the case may be, by the Company with the covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to the Closing Date, and to the following additional conditions:

     (a) The Registration Statement shall be effective and, at such Closing Date
(i) no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or the Representatives, threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives, and (ii) there shall not have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities and any price related information previously omitted from the Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and before the First Closing Date the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

     (b) At the date of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated the date of this Agreement, in form and substance previously approved by the Representatives, together with signed or reproduced copies of such letter for each of the Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus (including without limitation, as to any pro forma financial statements and as to all historical financial statements of the Company).

     (c) The Representatives shall have received from Ernst & Young LLP a letter dated the Closing Date to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 7(b) above, except that the specified date referred to therein shall be a date not more than three business days prior to the First Closing Date.

     (d) The Representatives shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, a favorable opinion dated the First Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                (i) The shares of issued and outstanding Common Stock are not subject to any preemptive or other similar rights arising under any resolution adopted by the board of directors of the Company or any committee thereof or, to the best of such counsel's knowledge, otherwise.

                (ii) The issuance of the Securities is not subject to preemptive or other similar rights arising under any resolution adopted by the board of directors of the Company or any committee thereof or, to the best of such counsel's knowledge, otherwise.

                (iii) To the best of such counsel's knowledge, the Company and its subsidiaries are operating in compliance with all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders required for the conduct of their respective businesses, all of which are valid and in full force and effect.

                (iv) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Arizona, the State of California, the State of Colorado, the State of Nevada, the State of New Mexico, the State of Oregon, the State of Washington and the State of Utah; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                (v) Each Covered Subsidiary (as hereinafter defined) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has power and authority as a corporation, limited partnership or limited liability company, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Covered Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to be so qualified or in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; and (A) all of the issued and outstanding shares of capital stock of each Covered Subsidiary that is a corporation have been duly authorized and validly issued, are fully paid and non-assessable and, to the best knowledge of such counsel and except as otherwise set forth on Schedule C, are and, at all times since the date on which such subsidiary was organized, have been owned by the Company, directly or through wholly-owned subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (B) all of the issued and outstanding limited liability company interests of each Covered Subsidiary that is a limited liability company have been duly authorized and validly issued (under applicable law and the limited liability company agreement of such Covered Subsidiary), are fully paid and non-assessable and, to the best knowledge of such counsel and except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and (C) all of the issued and outstanding partnership interests of each Covered Subsidiary that is a partnership have been duly authorized (if applicable) and validly issued and, to the best knowledge and information of such counsel and except as set forth on Schedule C, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. As used herein, the term "Covered Subsidiary" means each corporation, limited partnership, limited liability company and other entity listed under Item A of Schedule C, other than those entities designated on Schedule C as an "Excluded Subsidiary."

                (vi) The execution, delivery and performance of this Agreement and the Articles Supplementary, the consummation of the transactions contemplated herein and therein (including, without limitation the issuance and sale of the Securities), and compliance by the Company with its obligations hereunder and thereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under (A) any Subject Agreement, (B) any other material contract, indenture, mortgage, deed of trust, note, loan agreement or other agreement or instrument known to such counsel to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their respective properties or assets are subject, (C) the Company's charter or by-laws, (D) the Organizational Documents of the Covered Subsidiaries, or (E) to the best of such counsel's knowledge, any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (provided that such counsel need express no opinion as to state securities or real estate syndication laws of the various jurisdictions where the Securities are to be offered).

                (vii) Assuming that the net proceeds from the issuance of the Securities are used solely to repay indebtedness under the Credit Agreement, none of the proceeds from the Securities will constitute a Managing Member Loan.

                (viii) The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                (ix) At the time the Registration Statement became effective and at the date of this Agreement, the Registration Statement (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any trustee's Statement of Eligibility on Form T-1 (a "Form T-11"), as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the Rules and Regulations; and nothing has come to such counsel's attention that would lead them to believe that the Registration Statement, at the time it became effective or at the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date of the Prospectus Supplement or at the date of such opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that no statement need be made as to financial statements or supporting schedules or other financial or statistical data included or incorporated by reference in or omitted from the Registration Statement or the Prospectus or any Form T-1).

                (x) The documents incorporated or deemed to be incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which no opinion need be rendered), as of the dates they were filed with the Commission (or, if such incorporated documents were amended, when such amendment was filed), complied as to form in all material respects with the requirements of the 1934 Act and the published rules and regulations thereunder.

                (xi) No filing with, or consent, approval, authorization, license, registration, qualification, decree or order of, any court or governmental authority or agency is required in connection with the execution, delivery or performance of this Agreement or the Articles Supplementary by the Company, or in connection with the issuance or sale of the Securities to the Underwriters, except such as has been obtained under the 1933 Act, the Rules and Regulations, the 1939 Act or the 1939 Act Regulations or such as may be required under state securities laws or real estate syndication laws (provided that such counsel need express no opinion as to filings with, or consents, approvals, authorizations, licenses, registrations, qualifications, decrees or orders of, any foreign court or foreign governmental authority or agency) and except for the filing of the Articles Supplementary with the SDAT (which filing has been made in accordance with the General Corporation Law of the State of Maryland).

                (xii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

                (xiii) The Company is eligible to use a Form S-3 registration statement under the 1933 Act and is also eligible to use a Form S-3 registration statement pursuant to the standards for that Form as in effect immediately prior to October 21, 1992.

                (xiv) The Company has all legal right, power and authority necessary to qualify as a "real estate investment trust" under the Code; the Company was reorganized in Delaware in 1987 and reincorporated in Maryland in 1996; the Company has elected to be treated as a "real estate investment trust" since its original organization; the Company has qualified as a "real estate investment trust" for its fiscal years ended July 31, 1995, its short taxable year ended December 31, 1995, its taxable year ended December 31, 1996 and its taxable year ended December 31, 1997 (which years are, to the best knowledge of such counsel, together with the taxable year ended December 31, 1998, the only years that are still subject to audit by the Internal Revenue Service); it is anticipated that the Company will qualify to be taxed as a "real estate investment trust" under the Code for its taxable year ended December 31, 1998; and the Company was and is organized and was operated and is operating in a manner that enabled and will enable it to qualify to be taxed as a "real estate investment trust" under the Code for its taxable year ended December 31, 1998 and its taxable years ending December 31, 1999 and thereafter provided the Company met (in the case of its taxable year ended December 31, 1998) and continues to meet (in the case of its taxable years ending December 31, 1999 and thereafter), through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed by the Code necessary for the Company to qualify as a "real estate investment trust". As used in this paragraph (xviii) and paragraph (xix) below, the term "Company" includes BankAmerica Realty Investors, a California business trust and BRE Properties, Inc., a Delaware corporation, which are both predecessors to BRE Properties, Inc., a Maryland corporation.

                (xv) Each entity listed on Schedule C, other than BRE/Alliance, either qualifies as a partnership for federal income tax purposes and for California, Maryland or Delaware, as the case may be, income tax purposes or as a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code or qualifies to be disregarded as an entity separate from the Company or one of its subsidiaries for federal income tax purposes and for California, Maryland or Delaware, as the case may be, income tax purposes and the securities the Company owns of BRE/Alliance will not cause the Company to be treated as owning securities of BRE/Alliance in excess of the permissible limits under Section 856(c)(4)(B) of the Code.

                (xvi) The information in the Prospectus and in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "1997 10-K") under the captions "Risk Factors--Real Estate Investment Risks-- Restrictions in the Operations of the Operating Company", "Risk Factors-- Real Estate Investment Risks--Limited Indemnification" (only with respect to the first, second and third paragraphs under such caption), "Risk Factors--Provisions Which Could Limit a Change in Control or Deter a Takeover", the information in the Prospectus under the captions "The Operating Company", "Description of the Series A Preferred Stock," "Description of Preferred Shares" and "Restrictions on Transfers of Capital Stock; Redemption", the information in the Base Prospectus and Prospectus Supplement under the captions "Federal Income Tax Considerations", and the information in the Company's 1997 10-K under the caption "Legal Proceedings", to the extent that it constitutes matters of law or legal conclusions, or summaries of provisions of the Company's charter or by-laws, the Subject Agreements, the Articles Supplementary, the Series A Preferred Stock or of other documents, agreements or instruments, has been reviewed by such counsel and is correct in all material respects; and the opinions of such counsel in the Base Prospectus under the caption "Federal Income Tax Considerations" are confirmed.

                (xvii) There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened against the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of the property of the Company or any of its subsidiaries is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                (xviii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or in the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, the descriptions thereof and references thereto are correct in all material respects, and, to the best of such counsel's knowledge, no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed.

                (xix) The issuance, sale and public offering of the Securities have been approved by the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article VIII of the Company's charter).

     Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, Paul, Hastings, Janofsky & Walker LLP (A) shall state that such opinion covers matters arising under the laws of the State of California, the General Corporation Law of the State of Maryland, the General Corporation Law of the State of Delaware, the Limited Liability Company Act of the State of Delaware and, for purposes of paragraph (xv), the tax laws of the States of Delaware and Maryland, (B) shall state that insofar as such opinion concerns any instruments, agreements or other documents which by their terms are not governed by the laws of the State of California, the General Corporation Law of the State of Delaware or the Limited Liability Company Act of the State of Delaware, such counsel has assumed that such instruments, agreements and other documents are governed by the laws of the State of California, (C) may rely (i) as to the qualification of the Company and its subsidiaries to do business in any state or jurisdiction, upon certificates of appropriate government officials and (ii) as to matters of fact, upon certificates and written statements of officers of and accountants for the Company, and (D) shall state that, with respect to the opinions set forth in paragraphs (xvi) and (xix) above, insofar as such opinions concern matters arising under or governed by the laws of the State of Maryland, such counsel has relied upon the opinion of Piper & Marbury L.L.P. delivered pursuant to Section 7(e) hereof.

     (e) The Representatives shall have received from Piper & Marbury L.L.P., special Maryland counsel for the Company, a favorable opinion dated the First Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.
                (ii) The Company has the corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

                (iii) The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, of Common Stock pursuant to employee benefit, employee and director stock option and dividend reinvestment plans or upon exchange of exchangeable securities referred to in the Prospectus or other subsequent issuances of Common Stock referred to in the Prospectus and except for the issuance of the Securities pursuant to this Agreement); and the shares of issued and outstanding Common Stock have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best of such counsel's knowledge, under any resolution adopted by the board of directors of the Company or any committee thereof or otherwise.

                (iv) The Securities have been duly authorized by the Company for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter or by-laws of the Company or, to the best of such counsel's knowledge, under any resolution adopted by the board of directors of the Company or any committee thereof or otherwise.

                (v) The Securities and the Articles Supplementary conform to the descriptions thereof contained in the Prospectus in all material respects, and the form of certificate used to evidence the Securities is in due and proper form and complies in all material respects with all applicable Maryland statutory requirements.

                (vi) This Agreement has been duly authorized, executed and delivered by the Company.

                (vii) The execution, delivery and performance of this Agreement and the Articles Supplementary, the consummation of the transactions contemplated herein and therein (including, without limitation the issuance and sale of the Securities), and compliance by the Company with its obligations hereunder and thereunder, will not result in a breach or violation of any of the terms or provisions of or constitute a default under (A) the Company's charter or by-laws or (B) of such counsel's knowledge, any law, order, rule or regulation of any Maryland court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties.

                (viii) No filing with, or consent, approval, authorization, license, registration, qualification, decree or order of, any Maryland court or governmental authority or agency is required in connection with the execution, delivery or performance of this Agreement or the Articles Supplementary by the Company or in connection with the issuance or sale of the Securities to the Underwriters, except such as may be required under Maryland securities laws or real estate syndication laws and except for the filing of the Articles Supplementary with SDAT (which filing has been made in accordance with the Maryland General Corporation Law).

                (ix) The Company has all legal right, power and authority under the laws of the State of Maryland necessary to qualify as a "real estate investment trust" under the Code.

                (x) The information in the Prospectus under the captions "Description of the Series A Preferred Stock", "Description of Preferred Shares", "Description of Common Shares", and "Restrictions on Transfers of Capital Stock; Redemption", and the information in the Prospectus and the Company's 1997 10-K under the caption "Risk Factors Provisions Which Could Limit a Change in Control or Deter a Takeover", to the extent that it constitutes matters of Maryland law or legal conclusions under Maryland law, or summaries of provisions of the Company's charter or by-laws, the Articles Supplementary, the Securities or of other documents, agreements or instruments specifically referred to therein, has been reviewed by such counsel and is correct in all material respects .

                (xi) The issuance, sale and public offering of the Securities have been approved by the "Continuing Directors" and do not constitute a "Business Combination" (as such terms are defined in Article VIII of the Company's charter).

                (xii) The Securities will rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Company, senior to the Common Stock.

     Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein. In giving their opinion, Piper & Marbury L.L.P. (A) shall state that such opinion covers matters arising under the laws of the State of Maryland, (B) shall state that insofar as such opinion concerns any instruments, agreements or other documents which by their terms are not governed by the laws of the State of Maryland, such counsel has assumed that such instruments, agreements and other documents are governed by the laws of the State of Maryland, (C) may rely as to matters of fact, upon certificates and written statements of officers of and accountants for the Company, and (D) shall state that Paul, Hastings, Janofsky & Walker LLP and Brown & Wood LLP, may rely upon such opinion (as if such opinion were addressed to each of them) as to all matters governed by or arising under the laws of the State of Maryland in rendering their respective opinions pursuant to this Agreement.

     (f) The Representatives shall have received from Brown & Wood LLP, counsel for the Underwriters, their favorable opinion or opinions dated the First Closing Date with respect to the organization of the Company, the validity of the Securities to be sold by the Company, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.

     (g) Prior to the First Closing Date, the Securities shall have been approved for listing on the NYSE.

     (h) At the date of this Agreement and at all times thereafter through the applicable Closing Date, the Securities shall be rated at least Baa3 by Moody's Investor's Service Inc.

     ("Moody's") and at least BBB- by Standard & Poor's Corporation ("S&P"), and the Company shall have delivered to the Representatives a letter, dated as of the applicable Closing Date, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings. Subsequent to the execution and delivery of this Agreement and prior to the applicable Closing Date (1) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Securities or any of the Company's other securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and (2) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus. At the applicable Closing Date (i) the Registration Statement and the Prospectus shall contain all statements which are required to be stated therein in accordance with the 1933 Act and the Rules and Regulations and in all material respects shall conform to the requirements of the 1933 Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which would be required to be set forth in the Registration Statement or the Prospectus other than as set forth therein,
     (ii) no proceeding shall be pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries before or by any Federal, state or other court, commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially and adversely affect the business, property, financial condition or income of the Company and its subsidiaries considered as one enterprise other than as set forth in the Registration Statement and the Prospectus, (iii) neither the Company nor any of its subsidiaries shall be in default in the performance or observance of any contract to which it is a party, except such defaults that would not have a material adverse effect on the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise,
     (iv) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceeding therefor shall have been instituted or threatened by the Commission and (v) the Representatives shall have received, at the First Closing Date, a certificate of the President and the Chief Financial Officer of the Company, dated as of the First Closing Date, evidencing compliance with the provisions of this subsection.

     (i) The Representatives shall have received a certificate, dated the First Closing Date, of the President and the Chief Financial Officer of the Company to the effect that the representations and warranties of the Company contained in
Section 2(a) are true and correct with the same force and effect as though expressly made at and as of the First Closing Date.

     (j) The Company shall have furnished to the Representatives such additional certificates as the Representatives may have reasonably requested as to the accuracy, at and as of the relevant Closing Date, of the representations and warranties made herein by the Company, as to compliance at and as of such Closing Date by the Company with its covenants and agreements herein contained and other provisions hereof to be satisfied at or prior to such Closing Date and as to other conditions to the obligations of the Underwriters hereunder.

     (k) In the event the Underwriters exercise the option granted in Section 3 hereof to purchase all or any portion of the Optional Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any of its officers or directors hereunder shall be true and correct as of the Option Closing Date, and the Representatives shall have received:

                (i) A letter from Ernst & Young LLP in form and substance satisfactory to the Representatives and dated the Option Closing Date, substantially the same in scope and substance as the letter furnished to the Representatives pursuant to Section 7(c), except that the specified date in the letter furnished pursuant to this subparagraph shall be a date not more than five days prior to the Option Closing Date.

                (ii) The favorable opinion of Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, in form and substance satisfactory to the Representatives, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 7(d).

                (iii) The favorable opinion of Piper & Marbury L.L.P., Maryland counsel for the Company, in form and substance satisfactory to the Representatives dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 7(e).

                (iv) The favorable opinion of Brown & Wood LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Optional Shares and otherwise to the same effect as the opinion required by Section 7(f).

                (v) A certificate, dated the Option Closing Date, of the President and the Chief Financial Officer of the Company confirming that the certificate or certificates delivered at the First Closing Date pursuant to Section 7(h) and Section 7(i) remains or remain true as of the Option Closing Date.

                (vi) Such additional certificates, dated the Option Closing Date, as the Underwriter may have reasonably requested pursuant to Section 7(j).

     (l) At the First Closing Date the Representatives shall have received evidence, in form and substance satisfactory to them, that the Articles Supplementary shall have been duly filed with, and accepted for record by, the SDAT.

     If any of the conditions hereinabove provided for in this Section shall not have been satisfied when and as required by this Agreement, (i) this Agreement may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram or telecopy at or prior to the First Closing Date, and (ii) the obligations of the Underwriters to purchase Optional Securities may be terminated by the Representatives by notifying the

Company of such termination in writing or by telegram or by telecopy at or prior to the Option Closing Date.

     8. Termination. This Agreement shall be subject to termination by notice
        -----------
given by you to the Company at or prior to the First Closing Date, and the obligations of the Underwriters to purchase Optional Securities shall be subject to termination by notice given by you to the Company at or prior to the Option Closing Date, if (a) after the execution and delivery of this Agreement and prior to the First Closing Date, or the Option Closing Date, as the case may be,
(i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activates in New York or California shall have been declared by either Federal, New York State or California State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

     9. Reimbursement of Underwriters. Notwithstanding any other provisions
        -----------------------------
hereof, if this Agreement shall be terminated by the Representatives or shall otherwise terminate under Section 7 or Section 8, the Company will bear and pay the expenses specified in Section 5 hereof and, in addition to its obligations pursuant to Section 6 hereof, the Company will reimburse the reasonable out-of-pocket expenses of the several Underwriters (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with this Agreement and the proposed purchase and offers of the Securities, and promptly upon demand the Company will pay such amounts to you as Representatives. In addition, the provisions of Section 6 hereof will survive any termination of this Agreement.

     10. Default by Underwriters. If, on the Firm Closing Date or the Option
         -----------------------
Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Securities set forth opposite their respective names in Schedule A bear to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the First Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities and the aggregate number of Firm Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be paid or reimbursed by the Company pursuant to Section 5 and except for the provisions of
Section 6. In any such case either you or the Company shall have the right to postpone the First Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Option Securities and the aggregate number of Option Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Option Securities to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Option Securities or (ii) purchase not less than the number of Option Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.

     11. Notices. All communications hereunder shall be in writing and, if
         -------
sent to the Underwriters shall be mailed, delivered or telecopied and confirmed to Morgan Stanley & Co. Incorporated at 1585 Broadway, New York, New York 10036, attention: Michael Fusco, except that notices given to any Underwriter pursuant to Section 6 hereof shall also be sent to such Underwriter at the address furnished by the Representatives or, if sent to the Company shall be mailed, delivered or telecopied and confirmed at BRE Properties, Inc., 44 Montgomery Street, Suite 3600, San Francisco, California 94104-4602, attention: LeRoy E. Carlson.

     12. Successors. This Agreement shall inure to the benefit of and be
         ----------
binding upon the several Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each of the Company's officers who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act.

     13. Applicable Law. This Agreement shall be governed by and construed in
         --------------
accordance with the laws of the State of New York applicable to agreements made and to be performed in said state. Unless otherwise expressly stated, specified times of day refer to New York City time.

     If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                    Very truly yours,

                                    BRE PROPERTIES, INC.

                                    By:  /s/ Frank C. McDowell
                                        -----------------------------
                                        Name: Frank C. McDowell
                                        Title: President


Accepted and delivered, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
A.G. EDWARDS & SONS, INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
SALOMON SMITH BARNEY INC.

Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto.

By:  MORGAN STANLEY & CO. INCORPORATED

By:  /s/ Michael Fusco
    ----------------------------------
    Name: Michael Fusco
    Title: Vice President

                                   SCHEDULE A

                                                                                  Number of
                                                                                 Securities
                                                                                    to be
                                                                                  Purchased
                                                                              ----------------
Morgan Stanley & Co. Incorporated..........................................       400,000
A.G. Edwards & Sons, Inc...................................................       390,000
Merrill Lynch, Pierce, Fenner & Smith
Incorporated...............................................................       390,000
Salomon Smith Barney Inc...................................................       390,000
Bear, Stearns & Co. Inc....................................................        20,000
BT Alex. Brown Incorporated................................................        20,000
CIBC Oppenheimer Corp......................................................        20,000
Goldman, Sachs & Co........................................................        20,000
Schroder & Co. Inc.........................................................        20,000
SG Cowen Securities Corporation............................................        20,000
Sutro & Co. Incorporated                                                           20,000
George K. Baum & Company...................................................        10,000
J.C. Bradford & Co.........................................................        10,000
Crowell, Weedon & Co.......................................................        10,000
Dain Rauscher Incorporated.................................................        10,000
Davenport & Company LLC....................................................        10,000
Fahnestock & Co. Inc.......................................................        10,000
Ferris, Baker Watts, Incorporated..........................................        10,000
Fidelity Capital Markets, A Division of National
   Financial Services Corp.  ..............................................        10,000
Fifth Third/The Ohio Company...............................................        10,000
First Albany Corporation...................................................        10,000
Hilliard Lyons Inc.........................................................        10,000
Janney Montgomery Scott Inc................................................        10,000
Legg Mason Wood Walker, Incorporated.......................................        10,000
McDonald Investments Inc., A KeyCorp Company...............................        10,000
Mesirow Financial, Inc.....................................................        10,000
Morgan Keegan & Company, Inc...............................................        10,000
OLDE Discount Corporation..................................................        10,000
Piper Jaffray Inc..........................................................        10,000
Raymond James & Associates, Inc............................................        10,000
The Robinson-Humphrey Company, LLC.........................................        10,000
Roney Capital Markets, A Division of First Chicago
   Capital Markets, Inc....................................................        10,000
Charles Schwab & Co., Inc..................................................        10,000
Scott & Stringfellow, Inc..................................................        10,000
Southwest Securities, Inc..................................................        10,000
Stifel, Nicolaus & Company, Incorporated...................................        10,000
Tucker Anthony Incorporated................................................        10,000
Van Kasper & Company.......................................................        10,000

                                                                                  Number of
                                                                                 Securities
                                                                                    to be
                                                                                  Purchased
                                                                              ----------------
Wedbush Morgan Securities..................................................        10,000
Wheat First Securities, Inc................................................        10,000
                                                                              ----------------
                                                                                2,000,000
                                                                              ================

                                   SCHEDULE B



        1. The initial public offering price per share for the Securities shall be $25 (the "Public Offering Price") plus accrued dividends from January 29, 1999.

        2. The purchase price per share for the Securities to be purchased by the several Underwriters shall be $24.2125, being an amount equal to the Public Offering Price set forth above less $.7875 per share; provided that the purchase price per share for any Optional Securities purchased upon the exercise of the over-allotment option described in Section 3 shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on any Firm Securities but not payable on the Optional Securities.

                                   SCHEDULE C

A.  Subsidiaries of the Company                                                   Company's
    ---------------------------
                                                                                  Percentage
                                                                                  Ownership
                                                                                   Interest
                                                                               ----------------
1.  Corporate Subsidiaries of the Corporation
    -----------------------------------------

      BRE Camino Seco, Inc., a Delaware corporation                                 100%
      BRE Colonia Del Rio, Inc., a Delaware corporation                             100%
      BRE Fountain Plaza, Inc., a Delaware corporation                              100%
      BRE Hacienda Del Rio, Inc., a Delaware corporation                            100%
      BRE Oracle Village, Inc., a Delaware corporation                              100%
      BRE Springhill, Inc., a Delaware corporation                                  100%
      Alliance Property Management Company, a Delaware corporation                  100%
      BRE Builders, Inc., a Delaware corporation                                    100%
      BRE/Alliance Services Inc., a Maryland corporation                             95%

2.  Partnerships Subsidiaries of the Company:
    ----------------------------------------

      Vallejo Highlands Associates, a California limited partnership                100%
      Vallejo Somerset Limited Partnership, a Texas limited partnership*            100%
      ITCR Villa Verde Limited Partnership, a Texas limited partnership*            100%

3.  Limited Liability Company Subsidiaries of the Company:
    -----------------------------------------------------

      BRE Property Investors LLC, a Delaware limited liability company               74%
      Palm Shadows LLC, a California limited liability company                      100%
      Riverview LLC, a California limited liability company                         100%
      Woodlake Holdings LLC, an Arizona limited liability company*                  100%
      Cambridge Park LLC, a California limited liability company                  81.86%

B.  Non-Subsidiary Entities in Which the Company Owns an Interest
    -------------------------------------------------------------

      Westbar Limited Partnership, an Arizona limited partnership*                   25%
      Metro Village Limited Partnership, an Arizona limited partnership*           37.5%

--------------
*  Excluded Subsidiary